       AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 7, 1997
                                                           REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

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                           PAIRGAIN TECHNOLOGIES, INC.
             (Exact name of Registrant as specified in its charter)

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        DELAWARE                                                 33-0282809
(State or other jurisdiction                                  (I.R.S. Employer
of incorporation or organization)                         Identification Number)

                              14402 FRANKLIN AVENUE
                            TUSTIN, CALIFORNIA 92780
               (Address of principal executive offices) (zip code)

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                              AVIDIA SYSTEMS, INC.
                                 1996 STOCK PLAN
                            (Full title of the plan)

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                               CHARLES S. STRAUCH
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                           PAIRGAIN TECHNOLOGIES, INC.
                              14402 FRANKLIN AVENUE
                            TUSTIN, CALIFORNIA 92780
                                 (714) 832-9922

 (Name, address and telephone number, including area code, of agent for service)

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                                                         Proposed maximum   Proposed maximum
                                          Amount to be    offering price        aggregate         Amount of
Title of securities to be registered     registered(1)      per share(2)   offering price(2)   registration fee
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Options to Purchase Common Stock            232,564               N/A            N/A                 N/A

Common Stock, $.0005 par value              232,564             $1.78          $413,964              $126
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(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Avidia Systems, Inc. 1996 Stock Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the weighted average exercise price of the outstanding options.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

            PairGain Technologies, Inc., a Delaware corporation (the "Registrant"), hereby incorporates by reference into this Registration Statement the following documents which were previously filed with the Securities and Exchange Commission (the "SEC"):

      (a) The Registrant's Annual Report on Form 10-K/A for the year ended December 31, 1996 filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), on April 30, 1997;

      (b) The Registrant's Current Report on Form 8-K filed with the SEC on March 5, 1997;

      (c) The Registrant's Current Report on Form 8-K/A filed with the SEC on April 25, 1997; and

      (d) The Registrant's Registration Statement No. 0-22202 on Form 8-A filed with the SEC on August 6, 1993 pursuant to Section 12 of the 1934 Act, in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

            All reports and definitive proxy or information statements filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold at the time of such amendment will be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

            Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

            Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Under Section 145 of the Delaware General Corporation Law, the Registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the "1933 Act"). The Registrant's Bylaws provide that the Registrant will indemnify its directors and officers to the fullest extent permitted by law and require the Registrant to advance litigation expenses upon receipt by the Registrant of an undertaking by the director or officer to repay such advances if it is ultimately determined that the director or officer is not entitled to indemnification. The Bylaws further provide that rights conferred under such Bylaws shall not be deemed to be exclusive of any other right such persons may have or acquire under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

         The Registrant's Restated Certificate of Incorporation provides that, pursuant to Delaware Law, its directors shall not be liable for monetary damages for breach of the directors' fiduciary duty of care to the Registrant and its stockholders. This provision in the Restated Certificate of Incorporation does not eliminate the duty of care, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware Law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant or its stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware Law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities law or state or federal environmental laws.

         In addition, the Registrant has entered into agreements to indemnify its directors and certain of its officers beyond the indemnification provided for in the Restated Certificate of Incorporation and Bylaws. These agreements will, among other things, indemnify the Registrant's directors and certain of its officers for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by such person in any action or proceeding, including any action by or in the right of the Registrant, on account of services as a director or officer of the Registrant, or as a director or officer of any other company or enterprise to which the person provides services at the request of the Registrant.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

            Not Applicable.

ITEM 8.  EXHIBITS

Exhibit Number    Exhibit
--------------    -------
    4        Instruments Defining Rights of Stockholders. Reference is made to
             Registrant's Registration Statement No. 0-22202 on Form 8-A, which is incorporated herein by reference pursuant to Item 3(d) of this
             Registration Statement.
    5        Opinion and consent of Brobeck, Phleger & Harrison LLP.
    23.1     Independent Auditors' Consent - Deloitte & Touche LLP.
    23.2     Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit
             5.
    24       Power of Attorney. Reference is made to page II-4 of this
             Registration Statement.
    99.1     Avidia Systems, Inc. (formerly ATM Products, Inc.) 1996 Stock Plan.
    99.2     Form of Incentive Stock Option.
    99.3     Form of Non-Qualified Stock Option Agreement.
    99.4     Form of Stock Option Assumption Agreement.


ITEM 9.  UNDERTAKINGS

              A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into the Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the AVIDIA Systems, Inc. 1996 Stock Plan.

              B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tustin, State of California, on May 5, 1997.

                                    PAIRGAIN TECHNOLOGIES, INC.



                                    By: /s/ Charles S. Strauch
                                        ------------------------------------
                                        Charles S. Strauch, Chairman,
                                        Chief Executive Officer and Director

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

               That the undersigned officers and directors of PairGain Technologies, Inc., a Delaware corporation, do hereby constitute and appoint Charles S. Strauch and Charles W. McBrayer, and each of them, the lawful attorneys-in-fact and agents, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments and supplements to this Registration Statement and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or to amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

               IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

               Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



SIGNATURE                     TITLE                                          DATE
---------                     -----                                          ----
/s/ Charles S. Strauch        Chairman, Chief Executive Officer               May 5, 1997
Charles S. Strauch            and Director (Principal Executive Officer)



/s/ Charles W. McBrayer       Vice President, Finance and Administration,     May 5, 1997
-------------------------     Secretary and Chief Financial Officer
Charles W. McBrayer           (Principal Financial Officer)



/s/ Robert R. Price           Corporate Controller                            May 5, 1997
-------------------------     (Principal Accounting Officer)
Robert R. Price

SIGNATURE                     TITLE                                      DATE
---------                     -----                                      ----
/s/ Howard S. Flagg           President and Director                     May 5, 1997
--------------------------
Howard S. Flagg



/s/ Benedict A. Itri          Executive Vice President,                  May 5, 1997
--------------------------    Chief Technical Officer and Director
Benedict A. Itri



/s/ Robert A. Hoff            Director                                   May 5, 1997
---------------------------
Robert A. Hoff



/s/ Robert C. Hawk            Director                                   May 5, 1997
----------------------------
Robert C. Hawk



/s/ B. Allen Lay              Director                                   May 5, 1997
----------------------------
B. Allen Lay

                       SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.



                                    EXHIBITS

                                       TO

                                    FORM S-8

                          UNDER SECURITIES ACT OF 1933


                           PAIRGAIN TECHNOLOGIES, INC.

                                  EXHIBIT INDEX


Exhibit
Number       Exhibit
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    4        Instruments Defining Rights of Stockholders. Reference is made to
             Registrant's Registration Statement No. 0-22202 on Form 8-A, which is incorporated herein by reference pursuant to Item 3(d) of this
             Registration Statement.

    5        Opinion and consent of Brobeck, Phleger & Harrison LLP.

    23.1     Independent Auditors' Consent - Deloitte & Touche LLP.

    23.2     Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit
             5.

    24 Power of Attorney. Reference is made to page II-4 of this Registration Statement.

    99.1     AVIDIA Systems, Inc. (formerly ATM Products, Inc.) 1996 Stock Plan.

    99.2     Form of Incentive Stock Option.

    99.3     Form of Non-Qualified Stock Option Agreement.

    99.4     Form of Stock Option Assumption Agreement.